UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	[ X ]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ X ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

COLOURED (US) INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.

	3)	Filing Party:

	4)	Date Filed:

COLOURED (US) INC.
Suite 5.12, 130 Shaftesbury Avenue
London, England, WID 5EU

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held on Monday, May 21, 2007

Dear Shareholder:

                 A Special Meeting of Shareholders (the “Special Meeting”) of Coloured (US) Inc. (the “Company”) will be held at Suite 5.12, 130 Shaftesbury Avenue, London, England, WID 5EU, on Monday, May 21, 2007 at 10:00 a.m (GMT).

                 At the Special Meeting, shareholders will be asked:

1.

To approve an amendment to the Company’s Articles of Incorporation to effect a stock combination (reverse stock split) of the Company’s issued and outstanding shares of common stock based on a ratio of one new share for three old shares;

2.	To consider and act upon such other business properly brought before the Special Meeting and any adjournment thereof.

                 The foregoing items of business are more fully described in the proxy statement accompanying this Notice. Only shareholders of record of the Company’s common stock at the close of business on April 25, 2007 are entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof.

                 It is important that your shares be represented and voted at the Special Meeting. If you are the registered holder of the Company’s common stock, you can vote your shares by completing and returning the enclosed proxy card, even if you plan to attend the Special Meeting. Please review the instructions on the proxy card or the information forwarded by your broker, bank or other nominee regarding the voting instructions. You may vote your shares of common stock in person even if you previously returned a proxy card. Please note, however, that if your shares of common stock are held of record by a broker, bank or other nominee and you wish to vote in person at the Special Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

                 If you are planning to attend the Special Meeting in person, you will be asked to register before entering the Special Meeting. All attendees will be required to present government-issued photo identification (e.g., driver’s license or passport) to enter the Special Meeting. If you are a shareholder of record, your ownership of the Company’s common stock will be verified against the list of shareholders of record as of April 25, 2007 prior to being admitted to the Special Meeting. If you are not a shareholder of record and hold your shares of common stock in “street name” (that is, your shares of common stock are held in a brokerage account or by a bank or other nominee) you must also provide proof of beneficial ownership as of April 25, 2007, such as your most recent account statement prior to April 25, 2007, and a copy of the voting instruction card provided by your broker, bank or nominee, or similar evidence of ownership.

By Order of the Board of Directors

/s/ Lars Brannvall

Lars Brannvall,
Director and Chief Executive Officer
April 26, 2007

COLOURED (US) INC.
Suite 5.12, 130 Shaftesbury Avenue
London, England, WID 5EU

PROXY STATEMENT
FOR THE SPECIAL MEETING OF THE SHAREHOLDERS
TO BE HELD ON MONDAY, MAY 21, 2007

THE SPECIAL MEETING

General

                 This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Coloured (US) Inc. (“We”, the “Company” or “Coloured”) for use at the Special Meeting of the shareholders to be held on Monday, May 1, 2007 at 10:00 a.m. (GMT) at Suite 5.12, 130 Shaftesbury Avenue, London, England, WID 5EU, and at any adjournment thereof, for the purposes set forth in the accompanying notice of Special meeting.

                 This proxy statement, the notice of meeting and the enclosed form of proxy are expected to be mailed to our shareholders on or about May 7, 2007.

Record Date and Shares Entitled to Vote

                 Our board of directors has fixed the close of business April 25, 2007 (the “Record Date”) as the Record Date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. At the Record Date, there were approximately 30,648,660 shares of our common stock issued, outstanding, and entitled to vote at the Special Meeting. Holders of common stock are entitled to one vote at the Special Meeting for each share of common stock held of record at the Record Date. There are no separate voting groups or separate series of stock. There is no cumulative voting in the election of directors.

Entitlement to Vote

                 If you are a record holder of shares of our common stock on the Record Date, you may vote those shares of our common stock in person at the Special Meeting or by proxy in the manner described below under “Voting of Proxies.” If you hold shares of our common stock in “street name” through a broker or other financial institution, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares.

Voting of Proxies

                 You can vote the shares that you own on the Record Date by either attending the Special Meeting in person or by filling out and sending in a proxy in respect of the shares that you own. Your execution of a proxy will not affect your right to attend the Special Meeting and to vote in person.

                 You may revoke your proxy at any time before it is voted by:

(a)	filing a written notice of revocation of proxy with our Corporate Secretary at any time before the taking of the vote at the Special Meeting;

(b)	executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary at any time before the taking of the vote at the Special Meeting; or

(c)	attending at the Special Meeting, giving affirmative notice at the Special Meeting that you intend to revoke your proxy and voting in person. Please note that your attendance at the Special Meeting will not, in and of itself, revoke your proxy.

                 All shares of common stock represented by properly executed proxies received at or prior to the Special Meeting that have not been revoked will be voted in accordance with the instructions of the shareholder who has executed the proxy. If no choice is specified in a proxy, the shares represented by the proxy will be voted FOR the election of all the nominees to serve as our directors and FOR the approval of all of the other proposals set forth in the accompanying notice of meeting. The shares represented by each proxy will also be voted for or against such other matters as may properly come before the Special Meeting in the discretion of the persons named in the proxy as proxy holders. We are not aware of any other matters to be presented for action at the Special Meeting.

                 Any written revocation of proxy or subsequent later-dated proxy should be delivered to our head office at the above address Attention: Mr. Lars Brannvall, President.

Quorum

                 A quorum is necessary to hold a valid meeting of our shareholders. The required quorum for the transaction of business at the Special Meeting is one percent of our issued and outstanding shares as of the Record Date.

                 In order to be counted for purposes of determining whether a quorum exists at the Special Meeting, shares must be present at the Special Meeting either in person or represented by proxy. Shares that will be counted for purposes of determining whether a quorum exists will include:

                 1.       shares represented by properly executed proxies for which voting instructions have been given, including proxies which are marked “Abstain” or “Withhold” for any matter;

                 2.       shares represented by properly executed proxies for which no instruction has been given; and

                 3.       broker non-votes.

            Broker non-votes occurs when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker does not have discretionary authority to vote such shares.

Votes Required

                 The affirmative vote of the holders of a majority of the shares of our common stock outstanding on the Record Date is required for the approval of the amendment to our Articles of Incorporation to effect the combination and consolidation of the authorized, issued and outstanding common shares in the capital stock of the Company at a ratio of one new share for each three old shares. Shareholders may vote in favor of or against this proposal, or they may abstain. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, and will have the same effect as a vote against this proposal.

Shareholder Proposals

                 No proposals have been received from any shareholder to be considered at the Special Meeting.

Other Matters

                 It is not expected that any matters other than those referred to in this proxy statement will be brought before the Special Meeting. If other matters are properly presented, however, the persons named as proxy appointees will vote in accordance with their best judgment on such matters. The grant of a proxy also will confer discretionary authority on the persons named as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the Special Meeting.

Solicitation Of Proxies

                 This proxy solicitation is being made on behalf of our board of directors. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone, facsimile, e-mail, Internet or otherwise, but they will not be specifically compensated for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of our common stock they hold as of the Record Date. We will bear the expenses incurred in connection with printing, filing and mailing of this proxy statement.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

                 The following table sets forth information as of April 25, 2007 regarding the beneficial ownership of our common stock by:

  each person who is known by us to beneficially own more than 5% of our shares of common stock; and
  each named executive officer, each director and all of our directors and executive officers as a group.

                 Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Based on information furnished to us by the beneficial owners of our common stock listed below, we believe such owners have sole investment and voting power with respect to their shares (unless otherwise noted), subject to community property laws where applicable. For the purposes of the information provided below, shares that may be issued upon the exercise or conversion of options, warrants and other rights to acquire shares of our common stock that are exercisable or convertible within 60 days following April 25, 2007, are deemed to be outstanding and beneficially owned by the holder for the purpose of computing the number of shares and percentage ownership of that holder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

                 The number of shares beneficially owned and the percentage of shares beneficially owned are based on 30,648,660 shares of common stock outstanding as of April 25, 2007. Each share is entitled to one vote.

	Name and address	Amount and nature
Title of class	of beneficial owner(2)	of beneficial owner	Percentage of class(1)

Directors and Officers

Common Stock	Lars Brannvall	1,608,720	5.3%
	46 Buckingham Road
	Brighton, UK
	BN1 3RQ

Common Stock	All executive officers and	1,608,720	5.3%
	directors as a group (one person)

5% Shareholders

Common Stock	The Coloured Industry	6,000,000	19.6%
	Technology Partnership 2 LLP(3)
	4 Bedford Road
	London, UK WC1R 4DF

Common Stock	The Mobile Warrior	6,000,000	19.6%
	Technology Partnership LLP(4)
	4 Bedford Road
	London, UK WC1R 4DF

(1)      The percentage of class is based on 30,648,660 shares of common stock issued and outstanding as of April 25, 2007.

(2)      Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(3)      The Coloured Industry Technology Partnership 2 LLP is a limited liability partnership comprised of twenty three equity partners and two designated partners, each of whom is a limited partner. Mr. Paul Carter is a designated partner and is the administrator of the partnership pursuant to a services agreement between Mr. Paul Carter and the partnership. The administrator is responsible for the administration of the business of the partnership and, subject to the partnership’s operating agreement, makes decisions regarding management of the business of the partnership. Accordingly, Mr. Paul Carter exercises voting and investment control over the securities held by The Coloured Industry Technology Partnership 2 LLP.

(4)      The Mobile Warrior Technology Partnership LLP is a limited liability partnership comprised of forty equity partners and two designated partners, each of whom is a limited partner. Mr. Paul Carter is a designated partner and is the administrator of the partnership pursuant to a services agreement between Mr. Paul Carter and the partnership. The administrator is responsible for the administration of the business of the partnership and, subject to the partnership’s operating agreement, makes decisions regarding management of the business of the partnership. Accordingly, Mr. Paul Carter exercises voting and investment control over the securities held by The Mobile Warrior Technology Partnership LLP.

                 We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

                 None of the following persons has any substantial or material interest, directly or indirectly, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Special Meeting:

  each person who has been one of our directors or executive officers at any time since the beginning of our last fiscal year;

  each nominee for election as one of our directors; or

  any affiliate or associate of any of the foregoing persons.

     PROPOSAL NUMBER ONE
APPROVAL OF PROPOSED AMENDMENT TO
THE ARTICLES OF INCORPORATION TO CONSOLIDATE
THE ISSUED AND OUTSTANDING SHARES OF
COMMON STOCK OF THE COMPANY

                 On April 25, 2007, our board of directors approved a proposal to amend the Company’s Articles of Incorporation by combining and consolidating the Company’s existing authorized and issued common shares on a ratio of one new share for three old shares. Our board of directors has directed that the proposed amendment to the Articles of Incorporation to give effect to the combination and consolidation be submitted for approval by our shareholders as required pursuant to NRS 78.2055. This combination and consolidation is also referred to as a reverse stock split.

                 You are being asked in this Proposal Number One to approve the amendment to the Company’s Articles of Incorporation that will be required to effect a reverse stock split of our common stock based on a ratio of one new share for three old shares.

                 Our Board has unanimously approved a resolution seeking your approval of this proposal and recommending that you adopt this proposal.

Reasons for the Reverse Stock Split

                 The completion of the reverse split will decrease the number of shares of our outstanding common stock, but will not decrease the number of shares of our authorized common stock. Our board of directors believes that the reverse split is in the best interests of our shareholders as it will give us increased flexibility to:

  conduct additional equity financings by increasing the number of shares of common stock available to complete additional equity financings; and

  complete acquisitions of new businesses or assets by increasing the number of shares of common stock available to be issued in connection with new acquisitions.

Material Effects of Reverse Stock Split

                 The proposed reverse stock split would affect all of our currently issued and outstanding common stock uniformly, and would not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. We will not issue fractional shares of our common stock in connection with the proposed reverse stock split. Instead, in the event we consummate the reverse stock split, any fractional share that results from the proposed reverse stock split will be rounded up to the next whole share of our common stock. For example, a stockholder who owns 1000 shares of our common stock prior to the proposed stock split would automatically own 334 shares of our common stock after the reverse stock split..

                 Although the reverse split will not affect any stockholder’s percentage ownership or proportionate voting power (subject to the treatment of fractional shares), the number of authorized shares of common stock will not be reduced and will increase the ability of the Board to issue such authorized and unissued shares without further stockholder action. This issuance of such additional shares, if such shares were issued, may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of outstanding Common Stock.

         The principal effects of the reverse split will be that:

  the number of shares of our common stock issued and outstanding will be reduced from approximately 30,648,660 million shares as of April 25, 2007 to approximately 10,216,220 shares,

  any outstanding options entitling the holders thereof to purchase shares of our common stock will enable such holders to purchase, upon exercise of their options one-third of the number of shares of common stock which such holders would have been able to purchase upon exercise of their options immediately preceding the reverse split at an exercise price equal to three times the exercise price specified before the reverse split, resulting in the same aggregate price being required to be paid upon exercise thereof as that immediately preceding the reverse split, and the number of stockholders of the Company who own odd lots (less than 100 shares) may be increased. Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possibly greater difficulty in effecting such sales.

                 The effect of the reverse split upon the market price for our common stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. The market price per share of our common stock after the reverse split may not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the reverse split. The market price of our common stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding. Furthermore, the possibility exists that liquidity in the market price of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split.

                 The reverse split would not affect the par value of our common stock. As a result, on the effective date of the reverse split, the stated capital on the Company’s balance sheet attributable to the common stock will be reduced to one-third of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.

                 The authorization of the reverse stock split will not be subject to the “going private” rules of the Securities Exchange Act of 1934 as we do not anticipate reducing the number of stockholders in the event we effect the reverse stock split.

Procedure for Effecting Reverse Split

                 If the reverse split is approved by the Company’s stockholders, the Company will promptly file a Certificate of Amendment with the Secretary of State of the State of Nevada. The reverse split will become effective upon filing the Certificate of Amendment, which is referred to as the “effective time.” Beginning at the effective time, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares. Stockholders should not destroy any stock certificate. The text of the proposed amendment to the Certificate of Amendment is set forth in Appendix A to this proxy statement; provided, however, that the text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Nevada and as our board of directors deems necessary and advisable to effect the reverse split. Further, our directors will retain the discretion not to file the Certificate of Amendment notwithstanding shareholder approval if they consider it to be in the best interest of the Company not to proceed with the reverse stock split.

No Appraisal Rights

                 No appraisal rights are available under Nevada law or our certificate of incorporation or bylaws if you dissent from or vote against the proposal to approve the reverse stock split, and we do not plan to independently provide any such right to stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL TO EFFECT A STOCK COMBINATION (REVERSE STOCK SPLIT) OF OUR ISSUED AND OUSTSTANDING SHARES OF COMMON STOCK BASED ON A RATIO OF ONE NEW SHARE FOR THREE OLD SHARES.

FORWARD–LOOKING STATEMENTS

                 This proxy statement includes statements that are not historical facts. These statements are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and are based, among other things, on the Company’s current plans and expectations relating to expectations of anticipated growth in the future and future success under various circumstances. As such, these forward-looking statements involve uncertainty and risk.

                 Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in any forward-looking statement. The Company does not undertake any obligation to update the forward-looking statements contained in this proxy statement to reflect actual results, changes in assumptions, or changes in other factors affecting these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

                 We are subject to the informational requirements of the Securities Exchange Act of 1934. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at One Station Place, 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding our Company.

By Order of the Board of Directors of Coloured (US) Inc.

/s/ Lars Brannvall

Lars Brannvall
Chief Executive Officer and Director

London, England
April 26, 2007

EXHIBIT A

TO THE PROXY STATEMENT OF
COLOURED (US) INC. FOR ITS
SPECIAL MEETING
CERTIFICATE OF AMENDMENT

Section 1 of the Additional Articles of the Corporation is hereby amended to state as follows:

“The aggregate number of shares that the Corporation will have authority to issue is One Hundred and Five Million (105,000,000), of which One Hundred Million (100,000,000) shares will be common stock, with a par value of $0.001 per share, and Five Million (5,000,000) shares will be preferred stock, with a par value of $0.001 per share. Upon effectiveness of the filing of this Certificate of Amendment (such time, the “Effective Time”), every three (3) shares of Common Stock outstanding immediately prior to the Effective Time (such shares, the “Old Common Stock”) shall automatically without further action on the part of the Corporation be combined into one (1) fully paid and non-assessable share of Common Stock (the “New Common Stock”), subject to the treatment of fractional shares described below. From and after the Effective Time, certificates representing the Old Common Stock shall, without the necessity of presenting the same for exchange, represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment. There shall be no fractional shares issued. All fractional shares shall be rounded up to the nearest whole share, such that holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them shall instead be entitled to receive a whole share.

The Preferred Stock may be divided into and issued in series. The Board of Directors of the Corporation is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is authorized, within any limitations prescribed by law and this Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following.

(a)      The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)      Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)       The amount payable upon shares in the event of voluntary or involuntary liquidation;

(d)       Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(e)      The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(f)      Voting powers, if any, provided that if any of the Preferred Stock or series thereof shall have voting rights, such Preferred Stock or series shall vote only on a share for share basis with the Common Stock on any matter, including but not limited to the election of directors, for which such Preferred Stock or series has such rights; and

(g)      Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board of Directors of the Corporation may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

The Corporation shall not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of Common Stock or other class of stock junior to the Preferred Stock as to dividends or upon liquidation) in respect of Common Stock, or other class of stock junior to the Preferred Stock, nor shall it redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of

Preferred Stock for the current period (and in the case of cumulative dividends, if any, payable to holders of Preferred Stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of the Preferred Stock, as fixed by the Board of Directors.

In the even of the liquidation of the Corporation, holders of Preferred Stock shall be entitled to receive, before any payment or distribution on the Common Stock or any other class of stock junior to the Preferred Stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such Preferred Stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such Preferred Stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, nor any consolidation or merger of the Corporation, shall be deemed to be a liquidation for the purposes of this Article.”

PROXY

COLOURED (US) INC.

SPECIAL MEETING OF STOCKHOLDERS

Monday, May 21, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COLOURED (US) INC.

The undersigned, revoking all prior proxies, hereby appoint(s) Lars Brannvall, with full power of substitution, as proxy holder to represent and vote, as designated herein, all shares of stock of Coloured (US) Inc., a Nevada corporation (the “Corporation”), which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Corporation to be held at the offices of the Corporation at Suite 5.12, 130 Shaftesbury Avenue, London, England, WID 5EU, on Monday, May 21, 2007 at 10:00 a.m (GMT) and any adjournment thereof (the “Meeting”):

	For	Against	Abstain
1.
To approve, by Special Resolution, the combination and consolidation (reverse stock-split) of the issued and outstanding common shares in the capital stock of the Corporation at a ratio of 3 to 1, all as more particularly described in the Proxy Statement
	[ ]	[ ]	[ ]

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

Check here if the Securities and Exchange Commission’s “householding” rule applies to you and you wish to continue receiving separate proxy materials without participating in the rule. [   ]

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Corporation, or shall vote in person at the Meeting.

PLEASE FILL IN DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

__________________________________________________________	__________________________________________________________
(Signature) (Date)	(Signature) (Date)

Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, guardians, attorneys and corporate officers should add their titles.